Exhibit 10.3

PERSONAL AND CONFIDENTIAL

To: Mr. Jacek Olczak Lausanne, February 23, 2026

Dear Jacek,

We are pleased to confirm that as of February 1, 2026, your base salary has been increased to CHF 1’600’000.-- annually. This represents a 6.67% increase.

All other conditions relating to your employment with PMI Management Sàrl remain as stated in your employment contract and in any subsequent amendments.

Yours sincerely,

PMI Management Sàrl

/s/ FREDERIC PATITUCCI Frederic Patitucci Group Chief People & Culture Officer	/s/ CONSTANTIN ROMANOV Constantin Romanov Vice President Total Rewards

PMI Management Sàrl, Avenue de Rhodanie 50, 1007 Lausanne, Switzerland